Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 31, 2018

HCP, Inc.

1920 Main Street

Suite 1200

Irvine, CA 92614

Re:                             HCP, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to HCP, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $1.00 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $1.00 per share, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) depositary receipts (the “Receipts”) representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Depositary Agreement (each, a “Bank Depositary”), (iv) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under the indenture, dated as of November 19, 2012 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 19, 2012 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of November 12, 2013 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated February 21, 2014 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of August 14, 2014 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated January 21, 2015 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture, dated as of May 20, 2015 (the “Sixth Supplemental Indenture”) and the Seventh Supplemental Indenture, dated as of December 1, 2015, each between the Company and the Trustee (the “Seventh Supplemental Indenture”, and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, the “Indenture”), each incorporated by reference as an exhibit to the Registration Statement, (v) warrants to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities as shall be designated by the Company at the time of the offering (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein (each a “Warrant Agent”), and (vi) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Debt Securities or Warrants, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”).  The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                                 the Registration Statement;

(b)                                 the Base Indenture, to be filed as Exhibit 4.5 to the Registration Statement;

(c)                                  the First Supplemental Indenture and the form of senior note included therein, to be filed as Exhibit 4.6 to the Registration Statement;

(d)                                 the Second Supplemental Indenture and the form of senior note included therein, to be filed as Exhibit 4.7 to the Registration Statement;

(e)                                  the Third Supplemental Indenture and the form of senior note included therein, to be filed as Exhibit 4.8 to the Registration Statement;

(f)                                   the Fourth Supplemental Indenture and the form of senior note included therein, to be filed as Exhibit 4.9 to the Registration Statement;

(g)                                  the Fifth Supplemental Indenture and the form of senior note included therein, to be filed as Exhibit 4.10 to the Registration Statement;

(h)                                 the Sixth Supplemental Indenture and the form of senior note included therein, to be filed as Exhibit 4.11 to the Registration Statement; and

(i)                                     the Seventh Supplemental Indenture and the form of senior note included therein, to be filed as Exhibit 4.12 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the “Opined-on Law”).

As used herein, “Transaction Agreements” means the Depositary Agreements, the Indenture and the supplemental indentures thereto, the Warrant Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 3 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law, the certificate of incorporation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.                                      With respect to any Depositary Shares offered by the Company, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the Preferred Stock relating to such Offered Depositary Shares has been duly authorized for issuance by the Company; (c) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement; and (d) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Bank Depositary in accordance with the applicable Depositary Agreement, such Depositary Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms under the laws of the State of New York.

2.                                      With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939 (the “TIA”); (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Agreements and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Agreements and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Agreements and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

3.                                      With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)                                  except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)                                 we have assumed that the Indenture and any supplemental indenture thereto have been or will be executed and delivered in substantially the form reviewed by us;

(e)                                  we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(f)                                   we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(g)                                  we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(h)                                 we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment.  Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(i)                                     we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is and will be a valid and legal provision;

(j)                                    we have assumed that the laws of the State of New York will be chosen to govern any Depositary Agreements and Warrant Agreements and that such choice is and will be a valid and legal provision, and that the Warrant Agreements and the Warrants and the Depositary Agreements and the Depositary Shares will contain all provisions required under the laws of the State of Maryland in respect of contracts for the sale of securities issued by a Maryland corporation;

(k)                                 we have assumed that the Indenture will be duly authorized, executed and delivered by the Trustee in substantially the form reviewed by us, that the Warrant Agreements and the Depositary Agreements will be duly authorized, executed and delivered by the Warrant Agents and the Bank Depositary, respectively, and that any Debt Securities, Warrants or Depositary Shares that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee, Warrant Agents and Bank Depositary, as the case may be;

(l)                                     we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars;

(m)                             we do not express any opinion as to whether the execution or delivery by the Company of the Indenture, the Warrant Agreements and the Depositary Agreements or the performance by the Company of its obligations thereunder will constitute a violation of, or a default under, any covenant, restriction or provision contained in any agreement or instrument to which the Company is subject with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the company or any of its subsidiaries; and

(n)                                 to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)                                 the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)                                 the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

(c)                                  neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the articles of incorporation or bylaws, as applicable, or any other comparable organizational document of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d)                                 neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Validity of Securities” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

LKB